UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 17, 2011
Cambium Learning Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34575	27-0587428

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17855 N. Dallas Parkway, Suite 400, Dallas, TX	75287

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (214) 932-9500
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
9.75% Senior Secured Notes and the Indenture
On February 17, 2011, Cambium Learning Group, Inc. (the “Company”) completed the offering (the “Offering”) of $175,000,000 aggregate principal amount of its 9.75% Senior Secured Notes due 2017 (the “Notes”). The Notes were issued under an Indenture, dated as of February 17, 2011 (the “Indenture”), by and among the Company, the guarantors named therein (collectively, the “Guarantors”) and Wells Fargo Bank, National Association (“Wells”), as trustee (the “Trustee”). As previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 15, 2011, the Company sold the Notes pursuant to a purchase agreement, dated February 14, 2011, by and among the Company, the Guarantors and Barclays Capital Inc. (“Barclays”) and BMO Capital Markets Corp. (“BMO” and, together with Barclays, the “Representatives”), as representatives of the initial purchasers (collectively, the “Initial Purchasers”), in a private placement exempt from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”).
The Company used a portion of the net proceeds from the sale of the Notes to repay in full outstanding indebtedness under its existing secured credit facility and senior unsecured notes and to pay related fees and expenses, and intends to use the remaining net proceeds for general corporate purposes.
The Notes are not registered under the Securities Act and may only be offered or sold pursuant to an exemption from, or in a transaction not otherwise subject to, the registration requirements of the Securities Act. The Notes were resold by the Initial Purchasers within the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act and to persons outside the United States pursuant to Regulation S promulgated under the Securities Act. Pursuant to a Registration Rights Agreement (as defined and discussed below) entered into in connection with the Offering, the Company and the Guarantors have agreed to file a registration statement with the SEC that would enable holders of Notes to exchange the privately placed Notes for publicly registered notes with substantially identical terms.
The Company’s obligations under the Notes are jointly and severally guaranteed on a senior secured basis by the Guarantors, which are certain of the Company’s current and future domestic subsidiaries. The Notes are secured by (i) a first priority lien on substantially all of the assets of the Company and the Guarantors (other than inventory and accounts receivable and related assets of the ABL Credit Parties in connection with the ABL Facility (each as defined and discussed below) and subject to certain exceptions), including capital stock of the Guarantors (the “Notes Priority Collateral”), and (ii) a second-priority lien on substantially all of the inventory and accounts receivable and related assets of the ABL Credit Parties (the “ABL Priority Collateral”), in each case, subject to certain permitted liens.
The Notes and the guarantees contained in the Indenture will be the Company’s and the Guarantors’ general senior secured obligations. They will rank:
(i) equally in right of payment with all of the existing and future senior debt of the Company and the Guarantors;
(ii) senior in right of payment to all of the existing and future subordinated debt of the Company and the Guarantors;

(iii) effectively subordinate to all liabilities (including trade payables) of the Company’s subsidiaries that do not guarantee the Notes;
(iv) effectively subordinated in right of payment to the indebtedness and obligations of the ABL Credit Parties that are secured by first-priority liens under the ABL Facility to the extent of the value of the assets subject to such first-priority liens; and
(v) effectively senior in right of payment to the indebtedness and obligations of the ABL Credit Parties that are secured by second-priority liens under the ABL Facility to the extent of the value of the assets subject to such second-priority liens.
The Notes will mature on February 15, 2017. Interest on the Notes will accrue at a rate of 9.750% per annum from the date of original issuance and will be payable semi-annually in arrears on each February 15 and August 15, commencing on August 15, 2011, to the holders of record of Notes on the immediately preceding February 1 and August 1. Additional interest may accrue on the Notes in certain circumstances pursuant to the Registration Rights Agreement, as described below.
The Company may, at its option:
(i) redeem, at any time prior to February 15, 2014, up to 35.0% of the aggregate principal amount of the Notes with the proceeds of certain equity offerings at a redemption price equal to 109.750% of the aggregate principal amount thereof plus accrued and unpaid interest (and any additional interest that may be payable under the Registration Rights Agreement), if any, to but excluding the redemption date, and subject to certain restrictions set forth in the Indenture;
(ii) redeem, at any time prior to February 15, 2014, some or all of the Notes at a price all or a portion of the Notes at a redemption price equal to 100.0% of the principal amount of the Notes redeemed plus the applicable “make-whole” premium specified in the Indenture;
(iii) redeem, at any time prior to February 15, 2014, up to 10.0% of the aggregate principal amount of the Notes (including any additional notes) that have been issued under the Indenture at a redemption price of 103% of the principal amount thereof, provided that the Company may not redeem more than 10% of the original aggregate principal amount of the Notes in any twelve-month period; and
(iv) redeem, at any time on or after February 15, 2014, some or all of the Notes at the following redemption prices, plus accrued and unpaid interest, if any, to but excluding the redemption date, if redeemed during the twelve-month period beginning on February 15 of each of the years listed below:

Year	Percentage

2014	104.875%

2015	102.438%

2016	100.000%

Subject to certain exceptions, the Indenture contains covenants that limit the ability of the Company and the Guarantors to, among other things:
(i) pay dividends, redeem stock or make other distributions or restricted payments;
(ii) make certain investments;
(iii) incur additional indebtedness and issue preferred stock;
(iv) incur or create liens on the property or assets of the Company and the Guarantors;
(v) agree to dividend and payment restrictions affecting restricted subsidiaries;
(vi) merge, consolidate or sell assets;
(vii) designate subsidiaries as unrestricted;
(viii) change the lines of business of the Company or its subsidiaries; and
(ix) enter into transactions with affiliates.
In addition, upon a “Change of Control,” as defined in the Indenture, unless the Company has previously or concurrently delivered a redemption notice with respect to all of the outstanding Notes, the Company must make an offer to repurchase all Notes then outstanding, at a purchase price in cash equal to 101.0% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest, if any, to the date of repurchase.
If the Company sells assets under certain circumstances and does not use the proceeds for purposes specified in the Indenture, the Company must offer to repurchase the Notes with such proceeds at 100.0% of the principal amount of the Notes repurchased, plus accrued and unpaid interest, if any, to the applicable repurchase date.
The Indenture also provides for certain customary “Events of Default,” including, but not limited to, the following:
(i) default for 30 days or more in the payment when due of interest on or with respect to the Notes;
(ii) default in payment when due and payable, upon redemption, acceleration or otherwise, of the principal of, or premium, if any, on the Notes;
(iii) failure by the Company or any Guarantor for 60 days after receiving notice from the Trustee or holders representing 25% of the aggregate principal amount of the Notes then outstanding to comply with any of the covenants, agreements or obligations in the Indenture, the Notes or the related collateral documents;
(iv) default under any mortgage, indenture or other instrument evidencing indebtedness if such default arises from a failure to make a payment at maturity or results in the acceleration of such indebtedness prior to its maturity, so long as the amount of such indebtedness aggregates to $15.0 million or more;
(v) failure of the Company or any Guarantor to pay, vacate or stay final judgments aggregating over $15.0 million for a period of 60 days after the entry thereof;

(vi) certain events of bankruptcy or insolvency with respect to the Company, any Guarantor or any significant subsidiary of the Company;
(vii) any guarantee of a significant subsidiary of the Company for any reason ceasing to be in full force and effect; or
(vii) any lapse in any security interest and lien in the collateral securing the Notes and the guarantees, which has a fair market value of $15.0 million or greater, that results in such security interest and lien ceasing to be in full force or effect or the failure to give the collateral trustee the liens and powers purported to be created thereby.
Upon an “Event of Default,” the Notes will become due and payable: (i) immediately without further notice if such Event of Default arises from events of bankruptcy or insolvency of the Company, any Guarantor or any significant subsidiary; or (ii) upon a declaration of acceleration of the Notes in writing to the Company by the Trustee or holders representing 25% of the aggregate principal amount of the Notes then outstanding, if an Event of Default occurs and is continuing.
The foregoing description of the terms of the Indenture and the Notes is qualified in its entirety by reference to the complete copy of the Indenture that is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein and the related Form of 9.75% Senior Secured Note due 2017 that is filed as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated by reference herein.
Registration Rights Agreement
In connection with the offering of the Notes, the Company and the Guarantors entered into a Registration Rights Agreement, dated February 17, 2011, with the Representatives (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company and the Guarantors have agreed to, among other things: (i) file with the SEC within 180 days after the issue date of the Notes (or February 17, 2011), a registration statement under the Securities Act (the “Exchange Offer Registration Statement”), relating to an offer to exchange the Notes (the “Exchange Offer”) for new notes (the “Exchange Notes”) on terms substantially identical to the Notes, except that the Exchange Notes will not be subject to the same restrictions on transfer; (ii) use their respective commercially reasonable efforts to cause the Exchange Offer Registration Statement to become effective within 270 days after the issue date of the Notes; and (iii) within 60 business days of the Exchange Offer Registration Statement becoming effective, complete the Exchange Offer and issue the Exchange Notes in exchange for all Notes validly tendered in the Exchange Offer.
In certain circumstances, including if the Company is prohibited from completing the Exchange Offer, the Company and the Guarantors are obligated to file and use their commercially reasonable efforts to cause to become effective a shelf registration statement (the “Shelf Registration Statement”) relating to the resale of Notes or Exchange Notes. Further, the Company and the Guarantors are obligated to use their commercially reasonable efforts to maintain the effectiveness of the Shelf Registration Statement from the effective date of the Shelf Registration Statement until the earlier of (i) two years following the Closing Date or (ii) the date on which all the Notes or Exchange Notes registered under the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement.

If the Company and the Guarantors fail to meet these obligations set forth in the Registration Rights Agreement (a “Registration Default”), then they will be required to pay additional interest to the holders of the Notes. The rate of additional interest will be 0.25% per annum for the first 90-day period immediately following the occurrence of a Registration Default. Thereafter, the rate of additional interest will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum additional interest rate of 1.0% per annum. The Company and the Guarantors will pay such additional interest until all the Registration Defaults relating to the Notes are cured. At such time, the interest rate on the Notes will revert to the original interest rate on the Notes. Such additional interest will be in addition to any other interest payable from time to time with respect to the Notes.
The foregoing description of the terms of the Registration Rights Agreement is qualified in its entirety by the complete copy of the Registration Rights Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 to be filed with the SEC in March of 2011.
New Credit Facility (ABL Facility)
On February 17, 2011, the Company’s wholly owned subsidiary, Cambium Learning, Inc. (together with its wholly owned subsidiaries, the “ABL Credit Parties”), entered into its previously announced new $40 million asset-based revolving credit facility (the “ABL Facility”) pursuant to a Loan and Security Agreement (the “ABL Loan Agreement”), by and among the ABL Credit Parties, Harris N.A., individually and as Agent for any ABL Lender (as hereinafter defined) which is or becomes a party to said ABL Loan Agreement, certain other lenders party thereto (together with Harris N. A. in its capacity as a lender, the “ABL Lenders”), Barclays Bank PLC, individually and as Collateral Agent, and BMO Capital Markets and Barclays Capital, as Joint Lead Arrangers and Joint Book Runners. The ABL Facility consists of a four-year $40.0 million revolving credit facility, which includes a $5.0 million subfacility for swing line loans and a $5.0 million subfacility for letters of credit. In addition, the ABL Facility provides that the ABL Credit Parties may increase the aggregate principal amount of the ABL Facility by up to an additional $20.0 million, subject to the consent of the Agent (whose consent shall not be unreasonably withheld) and subject to the satisfaction of certain other conditions.
The interest rate for the ABL Facility will be, at the ABL Credit Parties’ option, either an amount to be determined (ranging from 2.75% to 3.25%, depending upon the ABL Credit Parties’ fixed charge coverage ratio at the time) above the London Interbank Offered Rate or at an amount to be determined (ranging from 1.75% to 2.25%, depending upon the ABL Credit Parties’ fixed charge coverage ratio at the time) above the “base rate.” On any day, the base rate will be the greatest of (i) the Agent’s then-effective prime commercial rate, (ii) an average federal funds rate plus 0.50% and (iii) the LIBOR quoted rate plus 1.00%. The ABL Facility will, subject to certain exceptions, be secured by a first-priority lien on the ABL Priority Collateral and a second-priority lien (junior to the lien securing the ABL Credit Parties’ obligations with respect to the Notes) on the Notes Priority Collateral.
Revolving loans under the ABL Facility may be used solely for (i) the satisfaction of existing indebtedness of the ABL Credit Parties under their prior senior secured credit facility and outstanding pursuant to their prior existing senior unsecured notes, (ii) general operating capital needs of the ABL Credit Parties in a manner consistent with the provisions of the ABL Facility and all applicable laws, (iii) working capital and other general corporate purposes in a manner consistent with the provisions of the ABL Facility and all applicable laws, (iv) the payment of certain fees and expenses incurred in connection with the ABL Facility and/or the Notes, and (v) other purposes permitted under the ABL Loan Agreement.
The ABL Facility contains a financial covenant that generally requires the ABL Credit Parties to maintain, on a consolidated basis, either (i) excess availability of at least the greater of $8 million and 15% of the revolver commitment or (ii) a fixed charge coverage ratio of 1.1 to 1.0. The ABL Credit Parties will be required to pay, quarterly in arrears, an unused line fee equal to the product of (x) either 0.375% or 0.50% (depending upon the ABL Credit Parties’ fixed charge coverage ratio at the time) and (y) the average daily unused amount of the revolver.

The affirmative covenants set forth in the ABL Facility will require the ABL Credit Parties to, among other things, and in each case subject to certain exceptions and qualifications:
(i) periodically deliver financial statements and comply with other reporting requirements;
(ii) maintain certain insurance;
(iii) keep and maintain property material to the conduct of its business in good working order and condition;
(iv) pay and discharge all taxes;
(v) comply with applicable laws; and
(vi) cause any domestic subsidiary of any ABL Credit Party formed or acquired after the closing date to be a co-borrower or guarantor under the ABL Facility, and cause any collateral acquired after the closing date to be subject to the liens securing the obligations under the ABL Facility.
The negative covenants set forth in the ABL Facility restrict the ability of the ABL Credit Parties to, among other things, and in each case subject to certain exceptions and qualifications:
(i) create, incur, assume or suffer to exist additional indebtedness or liens on their assets (including on the collateral);
(ii) engage in mergers, acquisitions, consolidations and asset sales;
(iii) enter into transactions with affiliates;
(iv) declare, pay or make distributions or dividends;
(v) make investments or loans or acquire any person or entity;
(vi) enter into agreements that contain negative pledges; and
(vii) enter into any joint venture that is materially different from those currently conducted by the ABL Credit Parties.
The ABL Facility contains events of default customary for senior secured financings, including, but not limited to, cross-defaults to other material indebtedness and certain change of control events and the following:
(i) default in the payment of interest on borrowings under the ABL Facility when due;
(ii) default in payment when due of the principal amount of borrowings under the ABL Facility;

(iii) failure by any ABL Credit Party to comply with the negative covenants, certain specific financial covenants, and certain other covenants relating to location of collateral, maintenance of dominion account, maintenance of customary insurance of collateral, collection of accounts, visits and inspections, notices, borrowing base certificates, and certain other specific covenants, within five (5) days following the date ABL Credit Parties are required to perform, keep or observe such covenant;
(iv) failure by any ABL Credit Party to comply with any of the other agreements in the ABL Loan Agreement and related loan documents that continues for 30 days (five days in the case of covenants related to the acquisition of certain addition collateral and the perfection of liens thereon) after officers of any ABL Credit Party first become aware of such failure or first receive written notice of such failure from Agent;
(v) default by any ABL Credit Party under any other agreement or instrument executed and delivered in connection with the ABL Facility which continues beyond any applicable grace period;
(vi) default in the payment of other indebtedness if the principal amount of such indebtedness exceeds $10.0 million or more, if the holder or holders of such indebtedness can cause such indebtedness to be declared due and payable;
(vii) default under the Notes;
(viii) certain events of bankruptcy or insolvency with respect to any ABL Credit Party; and
(ix) certain change of control events.
Upon the occurrence of an event of default, the outstanding obligations under the ABL Facility may be accelerated and become due and payable immediately.
The foregoing description of the terms of the ABL Loan Agreement is qualified in its entirety by the complete copy of the ABL Loan Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 to be filed with the SEC in March of 2011.
Security Agreement
In connection with the ABL Loan Agreement, the ABL Credit Parties also entered into a Pledge and Intellectual Property Security Agreement, dated February 17, 2011 (the “Security Agreement”), with Harris N.A., individually and as Agent for the ABL Lenders, their successors and assigns. Pursuant to the Security Agreement, the ABL Credit Parties granted security interests in substantially all of the intellectual property of the ABL Credit Parties and the stock of the wholly owned domestic subsidiaries of Cambium Learning, Inc.
The foregoing description of the terms of the Security Agreement is qualified in its entirety by the complete copy of the Security Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 to be filed with the SEC in March of 2011.

Intercreditor Agreement
In connection with the Company’s and the Guarantors’ entry into the Indenture and the ABL Loan Agreement, the Company and the Guarantors entered into a Lien Subordination and Intercreditor Agreement dated as of February 17, 2011 (the “Intercreditor Agreement”), with the ABL Collateral Agent and Wells, as Notes Collateral Agent (in such capacity, the “Notes Collateral Agent”), in order to define the relative rights of the holders of the Notes and the ABL Lenders under the ABL Credit Facility with respect to the ABL Priority Collateral and the Notes Priority Collateral. In addition, the Intercreditor Agreement describes, among other things, the rights and duties of the ABL Collateral Agent and the Notes Collateral Agent to take actions with respect to the ABL Priority Collateral and the Notes Priority Collateral, distribution of proceeds of collateral and relative rights of the parties in a bankruptcy.
The foregoing description of the terms of the Intercreditor Agreement is qualified in its entirety by the complete copy of the Intercreditor Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 to be filed with the SEC in March of 2011.
Collateral Agency Agreement
In connection with the Company’s and the Guarantor’s entry into the Indenture, the Company and the Guarantors entered into a Collateral Agency Agreement, dated as of February 17, 2011 (the “Collateral Agency Agreement”), with the Trustee and the Notes Collateral Agent. The Collateral Agency Agreement governs the intercreditor relationship among the Notes and any additional secured indebtedness that is ranked pari passu with the Notes including, without limitation, additional notes that may be issued under the Indenture in the future (such pari passu indebtedness, “Additional Parity Debt”). In addition, the Collateral Agency Agreement describes, among other things, the obligations, powers and duties of the Notes Collateral Agent, actions and voting by the Additional Parity Debt, the exercise of remedies, and the application of collateral proceeds.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 above relating to the Notes, the Indenture and the ABL Credit Facility is incorporated by reference into this Item 2.03.
Item 8.01. Other Events.
On February 17, 2011, the Company issued a press release announcing the completion of the Offering and its entry into the ABL Facility. A copy of that press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description

4.1	Indenture, dated as of February 17, 2011, by and among Cambium Learning Group, Inc., the Guarantors named therein and Wells Fargo Bank, National Association, as Trustee.

4.2	Form of 9.75% Senior Secured Note due 2017 (included in Exhibit 4.1).

99.1	Press Release issued by Cambium Learning Group, Inc., dated February 17, 2011, announcing completion of the offering of its 9.75% Senior Secured Notes due 2017.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned duly authorized officer of the registrant.

Date: February 17, 2011
CAMBIUM LEARNING GROUP, INC.
	By:	/s/ Brad Almond
Bradley C. Almond
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

4.1	Indenture, dated as of February 17, 2011, by and among Cambium Learning Group, Inc., the Guarantors named therein and Wells Fargo Bank, National Association, as Trustee.

4.2	Form of 9.75% Senior Secured Note due 2017 (included in Exhibit 4.1).

99.1	Press Release issued by Cambium Learning Group, Inc., dated February 17, 2011, announcing completion of the offering of its 9.75% Senior Secured Notes due 2017.